UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	98-0420223
(Commission File Number)	(I.R.S. Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31 70 373 2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Retirement of Chief Executive Officer
On May 15, 2017, Philip K. Asherman, President and Chief Executive Officer and a member of CB&I’s Supervisory Board (the “Board”), provided notice to Chicago Bridge & Iron Company N.V. (“CB&I”) of his election to retire effective July 1, 2017. On May 18, 2017, CB&I issued a press release announcing Mr. Asherman’s retirement, which is included with this Current Report on Form 8-K.
Mr. Asherman will receive the benefits to which he is entitled upon his retirement under the terms and conditions of the applicable plans and agreements, as described in CB&I’s Proxy Statement filed with the SEC on March 24, 2017. In connection with his retirement, Mr. Asherman will receive credit for service through December 31, 2017 for purposes of the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, as amended (the “Incentive Plan”). As a result, Mr. Asherman’s awards of 82,798 restricted stock units received in 2017 under the Incentive Plan will qualify for vesting due to retirement, and his awards of 188,946 performance shares received in 2017 under the Incentive Plan will be distributed after the applicable performance periods, subject to achievement of the applicable performance targets. In addition, Mr. Asherman’s retirement will be treated as a qualified termination under the special incentive stock award received by Mr. Asherman in January 2015, as a result of which the related 43,414 restricted stock units will vest upon his retirement and the remaining 86,828 performance shares will be distributed after the applicable performance periods, subject to achievement of the applicable performance targets.
Appointment of New Chief Executive Officer
On May 18, 2017, CB&I announced the appointment of Patrick K. Mullen (52), CB&I’s current Chief Operating Officer, to the office of President and Chief Executive Officer effective July 1, 2017 to fill the vacancy resulting from Mr. Asherman’s retirement. Mr. Mullen has served as CB&I’s Chief Operating Officer since September 2016. Previously, he served as CB&I’s Executive Vice President and operating group President, Engineering & Construction from December 2013 to September 2016, and as Executive Vice President, Corporate Development from February 2013 to December 2013. Mr. Mullen joined CB&I through the ABB Lummus acquisition in 2007 and served as Senior Vice President, Business Development for Technology from 2007 to 2013.
As Chief Executive Officer, Mr. Mullen will continue to receive compensation pursuant to certain plans provided by CB&I, including an annual incentive compensation plan, the Incentive Plan, and health and benefit plans generally available to CB&I’s other executive officers. In addition, effective July 1, 2017, Mr. Mullen’s base salary will be increased to $1,100,000 and his target award opportunity under the annual incentive compensation program for 2017 as a percentage of base salary will be increased to 130% (for which he will receive pro ration for the first six months of 2017). Additionally, Mr. Mullen is expected to be granted an award under the Incentive Plan in connection with this appointment with a value of approximately $2,500,000, in a form and subject to vesting and other terms to be determined at a later date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 – Press Release dated May 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	May 18, 2017	By:	/s/ Michael S. Taff
Michael S. Taff Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated May 18, 2017